UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2024

Date of Report (Date of earliest event reported)

GOLDEN STAR ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41694	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hudson Street, 5th Floor,

New York, New York 10013

(Address of Principal Executive Offices, and Zip Code)

(646) 706-5365

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, and one right	GODNU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	GODN	The Nasdaq Stock Market LLC
Rights to receive two-tenths (2/10th) of one Ordinary Share	GODNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Extension of time for completion of initial business combination

On January 10, 2024, G-Star Management Corporation (the “Sponsor”) of Golden Star Acquisition Corporation (the “Company”) requested that the Company extend the latest time for completion of initial business combination from February 4, 2024 up to twelve times, each by an additional one month until February 4, 2025, subject to the Sponsor depositing additional funds into the trust account (the “Trust Account”) as described in the final prospectus filed the Company dated April 21, 2023 (the “Extension of Time Request”). The board of directors of the Company subsequently approved, adopted and ratified the Extension of Time Request by unanimous approval.

On February 2, 2024, the Sponsor caused the first monthly extension fee of US$230,000 (equivalent to US$0.033 per public share) to be deposited into the Trust Account.

On March 3, 2024, the Sponsor caused the second monthly extension fee of US$230,000 (equivalent to US$0.033 per public share) to be deposited into the Trust Account.

Postponement of extraordinary general meeting

On February 7, 2024, the Company filed a definitive proxy statement (the “Proxy Statement”) for an extraordinary general meeting (the “Meeting”) of its shareholders originally scheduled to be held at 10:00 a.m. Eastern Time on February 27, 2024 to approve, among other things, a reduced monthly fee payable by the sponsor of the Company or its designee into the trust account to extend the date by which the Company must consummate its initial business combination. On February 27, 2024, the board of directors of the Company decided to postpone the Meeting and reschedule it to be held on March 1, 2024. On March 1, 2024, the board of directors of the Company decided to further postpone the Meeting and reschedule it to be held at 10:00 a.m. Eastern Time on March 4, 2024.

The board of directors of the Company has decided to further postpone the Meeting (“the Postponed Meeting”) and reschedule it to be held on March 20, 2024 to allow additional time for the Company to engage with its shareholders. The Postponed Meeting will be held at 10:00 a.m. Eastern Time on March 20, 2024, at the offices of Wilson Sonsini Goodrich & Rosati at 1301 Avenue of the Americas, 40th Floor New York, NY 10019-6022. In connection with the Postponed Meeting, the deadline for the Company’s shareholders to exercise their right to redeem their ordinary shares for their pro rata portion of the funds available in the Company’s trust account, or to withdraw any previously delivered demand for redemption, has been extended to the time at 5:00 p.m., Eastern Time, on March 18, 2024.

All of the Company’s shareholders of record as of the close of business on January 17, 2024, are entitled to vote at the Meeting. We have retained Advantage Proxy, Inc. (“Advantage Proxy”) to assist us in soliciting proxies. If shareholders have questions about how to vote or direct a vote in respect of their shares, shareholders may contact Advantage Proxy at (877) 870-8565 (toll free) or by email at ksmith@advantageproxy.com.

Additional Information and Where to Find It

The Proxy Statement was mailed to the Company’s shareholders of record on or about February 7, 2024. Investors and shareholder of the Company are advised to read the Proxy Statement because it contains important information about the Meeting and the Company. Investors and shareholders of the Company may also obtain a copy of the Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the Securities and Exchange Commission (the “SEC”), without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Golden Star Acquisition Corporation, 99 Hudson Street, 5th Floor, New York, New York 10013, Attention: Chief Financial Officer.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Postponed Meeting. Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement, which may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Star Acquisition Corporation

Dated: March 4, 2024	By:	/s/ Kenneth Lam
	Name:	Kenneth Lam
	Title:	Chief Financial Officer

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